Contacts:
Stacy A. Kruse
Chief Financial Officer and Treasurer
Wilsons The Leather Experts Inc.
(763) 391-4000
For Immediate Release
Wilsons The Leather Experts Inc. Announces
Third Quarter 2007 Operating Results
     MINNEAPOLIS — (BUSINESS WIRE) — November 20, 2007 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced results for the quarter ended November 3, 2007. Net sales decreased 10.3% to $57.8 million compared to $64.5 million for the same period last year.
     Comparable store sales for the third quarter ended November 3, 2007 decreased 13.3% compared to a decrease of 15.5% in the same period last year.
     Wilsons Leather reported a net loss for the 2007 third quarter of $18.5 million, or $0.51 per basic and diluted share. Our basic and diluted loss per share calculation includes a $1.7 million Series A preferred stock paid-in-kind dividend payable. The basic and diluted loss per share for the 2007 third quarter, excluding the Series A preferred dividend, was $0.47 and compares to a net loss for the 2006 third quarter of $14.1 million, or $0.36 per basic and diluted share.
     Year-to-date sales decreased 15.6% to $159.0 million compared to $188.3 million for the same period last year. Comparable store sales for the nine-month period decreased 15.8% compared to a decrease of 13.9% for the same period last year.
     The 2007 year-to-date net loss was $69.2 million, or $2.23 per basic and diluted share. Our basic and diluted loss per share calculation for the year-to-date period includes $18.4 million of adjustments that increased our net loss available to common shareholders by $0.47 per basic and diluted share as a result of our June 2007 equity financing. The 2007 year-to-date basic and diluted loss per share, excluding the financing adjustments, was $1.76 and compares to a 2006 year-to-date net loss of $45.1 million, or $1.15 per basic and diluted share.
     A reconciliation of the U.S. generally accepted accounting principles (“GAAP”) loss available to common shareholders and loss per basic and diluted share for the 2007 periods with and without the impact related to the June 2007 equity financing appears in an accompanying table. GAAP loss available to common shareholders and loss per basic and diluted share, excluding the financing adjustments, are measures of performance that are not defined by GAAP and should be viewed in addition to, and not in lieu of, GAAP loss available to common shareholders and loss per basic and diluted share as reported on a GAAP basis. We believe that this non-GAAP disclosure provides meaningful information regarding our ongoing operations as compared to prior periods.
     Michael Searles, Chief Executive Officer, commented, “Our third quarter performance is reflective of our continuing transition to a brand driven strategy, as well as an unseasonably warm third quarter, which saw our apparel categories in the mall and outlet channels declining 25.5% in men’s and 18.9% in women’s. Branded product, however, continues to significantly outperform our expectations and reconfirms our belief that brands in both outerwear and accessories are our future. Accessory categories in our mall stores continued to see double-digit comparable store sales increases during the quarter.”

Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com

     Mr. Searles continued, “As colder weather has arrived, the first two weeks of November have seen our mall and outlet channels move to positive comparable store sales.”
About Wilsons Leather
     Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of November 3, 2007, Wilsons Leather operated 412 stores located in 45 states, including 280 mall stores, 118 outlet stores and 14 airport stores.
     Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements and include statements related to future comparable store sales results, business strategies, changes to merchandise mix, and future sales results. Factors that could cause actual results to differ include: risks associated with strengthening our existing store base and brand strategy development; continued declines in comparable store sales; our ability to expand the accessories business and acquire a suitable accessories brand; the potential need for funding in addition to our cash flow from operations and existing credit facilities; dependence on our key supplier to implement our designer label outerwear merchandise strategy; changes in customer shopping patterns; risks associated with the development of our wholesale business; the potential for additional impairment losses if our operating performance does not improve; competition in our markets; uncertainty in general economic conditions; unseasonably warm weather; our inability to effectively respond to changes in fashion trends and consumer demands; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; our inability to renew existing license agreements and/or enter into new licensing agreements; the public sale into the market of common stock issued pursuant to options granted under our employee benefit plans or shares issued in our 2004 equity financing or issuable upon exercise of warrants delivered in connection with our 2004 equity financing, as well as shares issuable upon conversion and exercise of the preferred stock and warrants issued in connection with the financing that was completed on June 15, 2007; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may affect our results of operations; loss of key members of our senior management team; concentration of our common stock; volatility of the market price of our common stock; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; and interruption in the operation of our corporate offices and distribution centers. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating forward-looking statements made in this press release unless it does so through means designed to provide broad distribution of the information to the public.
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Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	November 3,	February 3,	October 28,
ASSETS	2007	2007(1)	2006(2)
	(Unaudited)		(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$—	$19,909	$12,595
Accounts receivable, net	3,758	3,132	4,240
Inventories	88,525	74,897	85,286
Prepaid expenses	7,214	7,267	3,048
Income taxes receivable	220	—	—

TOTAL CURRENT ASSETS	99,717	105,205	105,169

Property and equipment, net	35,562	38,890	40,654
Other assets, net	959	1,250	1,105

TOTAL ASSETS	$136,238	$145,345	$146,928

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,826	$14,337	$26,787
Notes payable	23,940	—	—
Accrued expenses	11,190	14,534	15,940
Income taxes payable	—	921	794
Deferred income taxes	775	220	20

TOTAL CURRENT LIABILITIES	66,731	30,012	43,541

Long-term debt	—	20,000	20,000
Income taxes payable	1,479	—	—
Other long-term liabilities	15,969	16,832	17,408
Preferred stock	53,502	—	—
Total shareholders’ equity	(1,443)	78,501	65,979

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$136,238	$145,345	$146,928

(1) Derived from audited consolidated financial statements.
(2) The October 28, 2006 balance sheet has been revised to reflect the cumulative adjustment to fiscal 2006 beginning retained earnings the Company recorded pursuant to the SEC Staff Accounting Bulletin No. 108. These adjustments related to accounting for prepaid rent and accrued professional service fees.
Note: The Company’s inventories are determined by the retail method on the last-in, first-out (''LIFO’’) basis. The difference in inventories between the LIFO method and the first-in, first-out method was not material as of November 3, 2007, February 3, 2007 or October 28, 2006.

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended
	November 3,	October 28,
	2007	2006
NET SALES	$57,833	$64,457
Cost of goods sold, buying and occupancy costs	50,157	49,036

GROSS MARGIN	7,676	15,421

Selling, general and administrative expenses	23,309	26,554
Depreciation and amortization	2,636	2,999

OPERATING LOSS	(18,269)	(14,132)
Interest expense, net	234	579

LOSS BEFORE INCOME TAXES	(18,503)	(14,711)
Income tax provision (benefit)	18	(654)

NET LOSS	(18,521)	(14,057)

Less: Preferred stock paid-in-kind dividends	(1,662)	—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(20,183)	$(14,057)

BASIC AND DILUTED LOSS PER SHARE:
Basic and diluted loss per share	$(0.51)	$(0.36)

Weighted average shares outstanding — basic and diluted	39,306	39,173

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the year-to-date period ended
	November 3,	October 28,
	2007	2006
NET SALES	$159,014	$188,295
Cost of goods sold, buying and occupancy costs	147,311	151,266

GROSS MARGIN	11,703	37,029

Selling, general and administrative expenses	70,977	76,226
Depreciation and amortization	8,346	9,280

OPERATING LOSS	(67,620)	(48,477)
Interest expense, net	1,003	1,143

LOSS BEFORE INCOME TAXES	(68,623)	(49,620)
Income tax provision (benefit)	539	(4,561)

NET LOSS	(69,162)	(45,059)

Less: Preferred stock paid-in-kind dividends	(2,576)	—
Beneficial conversion feature on preferred stock	(14,877)	—
Deemed dividend to warrant holders	(967)	—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(87,582)	$(45,059)

BASIC AND DILUTED LOSS PER SHARE:
Basic and diluted loss per share	$(2.23)	$(1.15)

Weighted average shares outstanding — basic and diluted	39,262	39,141

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)
Reconciliation of the GAAP net loss available to common shareholders and basic and diluted loss per share to adjusted net loss available to common shareholders and basic and diluted loss per share.

	For the three months ended November 3, 2007
	Net Loss Available To	Loss Per Basic
	Common Shareholders	And Diluted Share
As reported	$(20,183)	$(0.51)
Adjustment (1)	1,662	0.04

Adjusted	$(18,521)	$(0.47)

Weighted average shares outstanding — basic and diluted	39,306	39,306

(1) Includes $1.7 million related to the Q3’07 preferred stock paid-in-kind dividend.

	For the year-to-date period ended November 3, 2007
	Net Loss Available To	Loss Per Basic
	Common Shareholders	And Diluted Share
As reported	$(87,582)	$(2.23)
Adjustment (2)	18,420	0.47

Adjusted	$(69,162)	$(1.76)

Weighted average shares outstanding — basic and diluted	39,262	39,262

(2) Includes $2.6 million related to the Q2’07 and Q3’07 preferred stock paid-in-kind dividend, $14.9 million related to the preferred stock beneficial conversion feature, and $1.0 million related to the anti-dilution deemed dividend on the 2004 warrants.